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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) MARCH 23, 1998
                                                         ----------------------

                            U.S. ENERGY SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

       0-10238                                            52-1216347
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 (Commission File Number)                     (IRS Employer Identification No.)

                         515 N. FLAGLER DRIVE, SUITE 702
                         WEST PALM BEACH, FLORIDA 33401
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code      (561) 820-9779
                                                        -----------------------


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          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         On March 23, 1998, U.S. Energy Systems, Inc. (the "Company") issued 250,000 shares of its Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), to Energy Systems Investors, LLC ("Energy Investors"), a Delaware limited liability company controlled by Lawrence I. Schneider. The aggregate offering price for the Preferred Stock was $2,250,000 ($9.00 per share).

         The Preferred Stock pays a 9% per annum cumulative dividend, in cash or shares of common stock of the Company, par value $.01 per share (the "Common Stock"), and is convertible at any time into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), based upon a $2.25 conversion price. Such conversion price, which was approximately 10% above the closing market price of the Common Stock on the date of issuance, is subject to certain anti-dilutive adjustments upon the happening of specified events. Currently, each share of Preferred Stock is convertible into four shares of Common Stock. The Preferred Stock also has the right to vote on all matters that come before the shareholders of the Company. The number of votes per share of Preferred Stock is based on the conversion price and is currently four votes per share. Energy Investors has certain registration rights in connection with the shares of Common Stock received upon the conversion of the Preferred Stock. The Company may redeem the Preferred Stock after March 1, 2001, and may force the conversion of the Preferred Stock to Common Stock after March 1, 2006.

         After giving effect to the issuance of the Preferred Stock, Energy Investors has the right to vote approximately 16.2% of the outstanding voting stock of the Company. Additionally, Energy Investors has the right to purchase an additional 222,000 shares of Preferred Stock prior to March 23, 1999, on the same terms as the initial offering. Such additional acquisition of Preferred Stock and any acquisition of the voting securities of the Company which would result in the voting securities beneficially owned by Energy Investors to exceed 19.9% of the outstanding voting securities of the Company is subject to the prior approval of a majority of the shares of Common Stock (exclusive of the shares held by Energy Investors).

         Lawrence I. Schneider, the president and manager of Energy Investors, has been appointed to the Board of Directors of the Company and to its Executive Committee. Mr. Schneider has been associated with numerous public companies through the years and was a member of the board of directors of Newpark Resource Corp., a company involved with oilfield environmental remediation. Mr. Schneider was also a partner in the New York Stock Exchange firm of Sassower, Jacobs and Schneider.

         The foregoing summary of the Company's Preferred Stock issuance is subject to, and is qualified in its entirety by, the full text of the Company's Certificate of Designation of Series A Convertible Preferred Stock, the Subscription Agreement between the Company and Energy Investors, and the Registration Rights Agreement between the Company and Energy Investors, which are all filed as Exhibits hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                (C)    EXHIBITS

                4.1 Certificate of Designation of Series A Convertible Preferred Stock of U.S. Energy Systems, Inc. as filed with the Secretary of State of Delaware on March 23, 1998.

                10.1 Subscription Agreement, dated March 20, 1998, between U.S. Energy Systems, Inc. and Energy Systems Investors, LLC.

                10.2 Registration Rights Agreement, dated March 20, 1998, between U.S. Energy Systems, Inc. and Energy Systems Investors, LLC.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           U.S. ENERGY SYSTEMS, INC.



Dated: March 26, 1998                      By: /s/ Richard H. Nelson
                                               --------------------------------
                                           President and Chief Executive Officer




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                                INDEX TO EXHIBITS

                                                                                                   SEQUENTIAL
     EXHIBIT                                         DESCRIPTION                                  PAGE NUMBER
-------------------     ----------------------------------------------------------------------    -----------
       4.1              Certificate  of  Designation  of  Series A  Convertible  Preferred
                        Stock of U.S. Energy Systems,  Inc. as filed with the Secretary of
                        State of Delaware on March 23, 1998.

       10.1             Subscription Agreement,  dated March 20, 1998, between U.S. Energy
                        Systems, Inc. and Energy Systems Investors, LLC.

       10.2             Registration Rights Agreement,  dated March 20, 1998, between U.S.
                        Energy Systems, Inc. and Energy Systems Investors, LLC.